UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2008

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Samsung USITC Litigation Update.

In the now-separated investigation of the complaint by InterDigital Communications, LLC and InterDigital Technology Corporation ("InterDigital") against Samsung Electronics Co. Ltd and certain of its affiliates ("Samsung") in the United States International Trade Commission ("USITC"), Investigation No. 337-TA-601, the Administrative Law Judge has ordered that the target date for completion of the investigation is reset to March 25, 2009, and that the Administrative Law Judge’s final initial determination in the investigation should be filed no later than the close of business on November 25, 2008.

The initial determination of these dates by the Administrative Law Judge will become the determination of the USITC within thirty (30) days after the date of service on the parties unless the USITC grants a petition for review of this initial determination or orders on its own motion a review of this initial determination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

May 27, 2008	By:	Steven W. Sprecher

Name: Steven W. Sprecher
Title: General Counsel and Government Affairs Officer